Exhibit 10.31

PENN VIRGINIA CORPORATION

FOURTH AMENDED AND RESTATED 1999 EMPLOYEE STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by: (a) motivating superior performance by providing to the Company’s employees long-term incentives and rewards for making major contributions to the Company’s success; (b) strengthening the Company’s ability to retain key employees and to attract and retain outside talent by providing incentive compensation opportunities competitive with other companies similar to the Company; and (c) enabling employees to participate in the long-term growth and financial success of the Company.

2.	Definitions

(a) “Beneficiary” means the beneficiary chosen by the Optionee who is eligible to receive benefits under Section 8(b).

(b) “Board” means the board of directors of the Parent Company.

(c) “Cashless Exercise” means the manner of exercise of an Option described in Section 8(h).

(d) “Cause” means (i) with respect to an Optionee or Participant who has an employment or change of control severance agreement with the Company, “cause” as defined in such agreement or (ii) with respect to an Optionee or Participant who does not have an employment or change of control agreement with the Company, conduct on the part of an Optionee or Participant that involves (A) willful failure to perform the Participant’s or Optionee’s duties or (B) engaging in serious misconduct injurious to the Company.

(e) “Change of Control” means the occurrence of any of the events described in Section 14.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means the committee described in Section 5.

(h) “Company” means Penn Virginia Corporation and each of its Subsidiary Companies and any successor corporation.

(i) “Date of Grant” means the date on which an Option or a Restricted Stock Award is granted.

(j) “Deferred Shares Account” means the account described in Section 8(d).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Option” means any stock option granted under the Plan and described in Section 3(a).

(m) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired, terminated or been forfeited.

(n) “Parent Company” means Penn Virginia Corporation, a Virginia corporation.

(o) “Participant” means a person to whom a Restricted Stock Award has been granted under the Plan the Restriction Period of which has not expired.

(p) “Plan” means this Penn Virginia Corporation Fourth Amended and Restated 1999 Employee Stock Incentive Plan, as set forth herein and as amended from time to time.

(q) “Restricted Stock Award” means any award of Shares granted under the Plan and described in Section 3(b).

(r) “Restricted Stock” means Shares granted pursuant to a Restricted Stock Award.

(s) “Restriction Period” means the period of time commencing with the Date of Grant during which restrictions shall apply to the Shares subject to a Restricted Stock Award.

(t) “Retirement” means the voluntary termination by an Optionee or a Participant of his employment with the Company after such Optionee or Participant has (i) reached the age of 62 and (ii) provided at least ten consecutive Years of Service.

(u) “Shares” means shares of common stock of the Parent Company.

(v) “Subsidiary Companies” means all corporations that at any relevant time are subsidiary corporations of the Parent Company within the meaning of section 424(f) of the Code.

(w) “Tax Date” has the meaning specified in Section 8(g).

(x) “Value” on any date means the closing stock price for a Share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date.

(y) “Vesting Period” means the period of time commencing with the Date of Grant during which the Option is not yet exercisable.

(z) “Year of Service” means any calendar year in which an employee of the Company is paid or entitled to be paid for 1,000 hours of service.

3.	Rights To Be Granted

The following rights may be granted under the Plan:

(a) Options, which give the Optionee the right for a specified time period, to purchase a specified number of Shares for a price equal to the Value of such Shares on the Date of Grant subject to forfeiture under certain circumstances upon termination of employment during a Vesting Period applicable to the Options; and

(b) Restricted Stock Awards, which give the Participant, without payment, a specified number of Shares subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Shares.

4.	Stock Subject to Plan

Subject to Section 13, not more than 5,200,000 Shares in the aggregate may be issued pursuant to the Plan and of the foregoing 5,200,000 Shares, no more than 200,000 Shares in the aggregate may be issued as Restricted Stock Awards. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Participant, Optionee or any other person in accordance with Section 8(b). Shares covered by Options or Restricted Stock Awards that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Further, any Shares tendered to or withheld by the Company in connection with the exercise of Options, or the payment of tax withholding on any Option or Restricted Stock Award, shall not be available for future issuance under the Plan.

5.	Administration of Plan

(a) The Plan shall be administered by the Committee, which shall be composed of three directors of the Parent Company appointed by the Board who are “non-employee directors” as defined under rules promulgated under Section 16(b) of the Exchange Act. Except as the Committee may otherwise determine, all decisions and determinations by the Committee shall be final and binding upon all Optionees and Participants and their respective designated beneficiaries.

(b) The Committee may delegate, to a person designated from time to time by the Committee as the Plan Administrator, the right to approve or exercise any discretion given to the Committee pursuant to Sections 8(c), 8(g) and 9(e).

6.	Grant of Rights

Subject to Section 7, the Committee or the Board may grant Options and Restricted Stock Awards to eligible employees of the Company as described in Section 7.

7.	Eligibility

(a) Options may be granted to any employee of the Company.

(b) Restricted Stock Awards may be granted only to key employees of the Company, who are designated as such by the Committee or the Board.

8.	Option Agreements and Terms

All Options shall be granted prior to January 1, 2014 and be evidenced by option agreements executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Option Price. The option price per Share of any Option granted to an Optionee shall be equal to the Value of the Share on the Date of Grant.

(b) Restrictions on Transferability. An Option shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the option agreement. Thereafter, unless otherwise determined by the Committee and specified in the option agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member, provided, however, that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Optionee and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by him or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii). Upon the death of an Optionee or the transfer in accordance with subsection (b)(ii), the person to whom the rights shall have been transferred or passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Section 8(f); provided, that, notwithstanding the foregoing, an Optionee may designate in writing on a form provided by the Company a Beneficiary who may exercise any Options in accordance with Section 8(f).

(c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. With the consent of the Committee, payment for

Shares purchased upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised as determined by the Committee). In such case, the Shares to which the Option relates shall be subject to the same forfeiture restrictions existing on the Restricted Stock exchanged thereof. Payment for Shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

(d) Issuance of Certificates; Evidence of Uncertificated Shares; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subsection (g), the Parent Company shall deliver to the exercising Optionee a certificate for the number of whole Shares, or evidence of the ownership of the number of whole Shares, and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled or, if such Optionee has made a deferral election pursuant to Section 12, Shares subject to such election shall be delivered to the Deferred Shares Account, which shall be maintained for such purpose by the Parent Company or an administrator appointed by the Parent Company. The Parent Company shall not be obligated to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement; provided that no Option shall be exercisable before one year from the Date of Grant except as otherwise determined by the Committee or as provided in clauses (iii) and (iv) below and Section 14 and that no Option shall be exercisable after ten years from the Date of Grant:

(i) In the event an Optionee ceases to be an employee of the Company for any reason other than death, disability (as determined by the Committee), Retirement or termination for Cause (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable until the earlier of that date which is (A) 90 days after the date on which the Optionee’s employment ceased or (B) the ten year anniversary of the Date of Grant. An Option exercisable on the date of such cessation shall be exercisable for the remainder of its term to the extent exercisable as of the date of such cessation.

(ii) In the event an Optionee’s employment with the Company terminates for Cause, any unexercised Options held by such Optionee shall expire on the earlier of the date of employment termination or notice of such termination.

(iii) In the event an Optionee ceases to be an employee of the Company by reason of his death or disability, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable until the earlier of that date which is (A) one year after the date of death or disability or (B) the ten year anniversary of the Date of Grant.

(iv) In the event an Optionee ceases to be an employee of the Company by reason of his Retirement, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable until the ten year anniversary of the Date of Grant.

(f) Date and Notice of Exercise. Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subsection (g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

(g) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld by the Parent Company upon the exercise of an Option shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value on the date immediately preceding the date the withholding taxes due are determined (the “Tax Date”) equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

(h) Cashless Exercise. In addition to the methods of payment described in Sections 8(c) and 8(g), an Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm acceptable to the Parent Company to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

9.	Restricted Stock Award Agreements and Terms

Restricted Stock Awards shall be granted prior to January 1, 2014, subject to the limit set forth in Section 4 and shall be evidenced by restricted stock award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable otherwise than by will or the laws of descent and distribution. Upon the death of a Participant, the person to whom the rights shall have passed shall become entitled to the restricted Shares only in accordance with subsection (d).

(b) Issuance of Certificates; Evidence of Uncertificated Shares. Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant’s name, with such legend thereon as the Committee shall deem appropriate, provided that, such Shares may be uncertificated. The Parent Company shall retain the certificate, if certificated, for such Shares pending the termination of the Restriction Period or forfeiture thereof. Upon termination of the Restriction Period of any such Shares, the Parent Company shall deliver to the Participant the certificates for such Shares or, if such Shares are uncertificated, evidence of the ownership of such uncertificated Shares. The Parent Company shall not be obligated to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(c) Restriction Period. The Restriction Period for Restricted Stock Awards granted to a Participant shall be determined by the Committee and specified in the restricted stock award agreement, provided that no Restriction Period shall terminate less than one year or greater than five years from the Date of Grant except pursuant to subsection (d). Notwithstanding the foregoing, only whole Shares shall be issuable with respect to Restricted Stock Awards. In the event a Participant shall become entitled to a fractional Share, such fractional Share shall not be issuable unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

(d) Forfeiture of Shares; Vesting on Disability, Death or Retirement.

(i) In the event a Participant ceases to be an employee of the Company for any reason other than his death, disability or Retirement, any

Shares subject to such Participant’s Restricted Stock Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant and revert to and become the property of the Company.

(ii) Except as shall have otherwise been determined by the Committee and specified in the restricted stock award agreement, in the event a Participant ceases to be an employee of the Company by reason of his death, disability or Retirement, the Restriction Period with respect to any Shares subject to such Participant’s Restricted Stock Award which has not terminated shall automatically terminate effective on the date of death, disability or Retirement.

(e) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the written election of the Participant and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares subject to such Restricted Stock Award Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

10.	Termination of Employment

For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

11.	Rights as Shareholders

(a) An Optionee shall have no rights as a Shareholder of the Parent Company with respect to any Shares covered by his Options until the date on which the Optionee is issued a stock certificate or evidence of ownership of uncertificated Shares for such Shares underlying the Options.

(b) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

12.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any grant made under the Plan. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13.	Adjustments Upon Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Committee shall make an appropriate adjustment in the aggregate number of Shares issuable under the Plan, the number of Shares subject to each then outstanding Option, the option price of each then outstanding Option and the number of Restricted Stock Awards then outstanding.

14.	Change of Control

(a) A Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

(i) any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Parent Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent Company representing 25% or more of the combined voting power of the Parent Company’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Parent Company to effect a transaction described in any of clauses (i), (iii) or (v) of this Change of Control definition and excluding any individual whose initial assumption of office occurs as a result of either (A) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or (B) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Parent Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than Retirement) to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Parent Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Parent Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(iv) the shareholders of the Parent Company approve a plan of complete liquidation of the Parent Company; or

(v) the shareholders of the Parent Company approve an agreement for the sale or disposition by the Parent Company of all or substantially all of the assets of the Parent Company, it being acknowledged for purposes of clarity that the sale or disposition by the Parent Company of all or substantially all of its interest in Penn Virginia Resource GP, LLC or Penn Virginia Resource Partners, L.P. shall not constitute a sale or disposition of all or substantially all of the assets of the Parent Company.

(b) Upon the occurrence of a Change in Control or such period prior thereto as shall be established by the Committee, (i) Options and Restricted Stock Awards shall automatically vest and (ii) Options shall become 100% exercisable and shall remain exercisable for the lesser of three years or the term thereof. In this regard, all Restriction Periods and Vesting Periods shall terminate.

15.	Plan Not to Affect Employment

Neither the Plan nor any Option or Restricted Stock Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

16.	Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Exchange Act. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

17.	Amendments

The Plan, any Option and the related option agreement and any Restricted Stock Award and the related restricted stock award agreement may be amended by the Board or the Committee, but any amendment that would require approval of the shareholders of the Parent Company shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable law and the terms of the Parent Company’s capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being a “non-employee director” as defined herein. No outstanding Option shall be adversely affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option. No Restricted Stock Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the Shares subject to such Restricted Stock Award.

18.	Securities Laws

The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

19.	Governing Law

The validity, construction and effect of the Plan and any rules or regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of laws principles.

20.	Effective Date and Term of Plan

The Plan became effective on May 4, 1999 and shall expire on December 31, 2013 unless sooner terminated by the Board.